Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY
For Tender of Shares of Common Stock
of
CHELSEA THERAPEUTICS INTERNATIONAL, LTD.
at
$6.44 net per share, plus one non-transferable contingent value right for each share, which represents the contractual right to receive a cash payment of up to $1.50 per share upon the achievement of certain sales milestones, pursuant to the Offer to Purchase dated May 23, 2014 by
CHARLIE ACQUISITION CORP.
a wholly-owned indirect subsidiary of
H. LUNDBECK A/S

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
NEW YORK CITY TIME, ON JUNE 20, 2014 (ONE MINUTE AFTER 11:59 P.M.,
NEW YORK CITY TIME, ON JUNE 20, 2014), UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing shares of common stock, par value $0.0001 per share, of Chelsea Therapeutics International, Ltd., a Delaware corporation, are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis or (iii) time will not permit all required documents to reach Computershare Trust Company, N.A. (the “Depositary”) before the Offer expires. This Notice of Guaranteed Delivery may be delivered by facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase (as defined below).

The Depositary for the Offer is:

By Mail: Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	By Facsimile Transmission: For Eligible Institutions Only (617) 360-6810 For Confirmation Only Telephone (781) 575-2332	By Overnight Courier: Computershare c/o Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tenders to Charlie Acquisition Corp., a Delaware corporation and a wholly-owned indirect subsidiary of H. Lundbeck A/S, a Danish corporation, on the terms and subject to the conditions set forth in the Offer to Purchase, dated May 23, 2014 (the “Offer to Purchase”), and the related Letter of Transmittal (together with the Offer to Purchase, the “Offer”), receipt of each of which is hereby acknowledged, the number of shares of common stock, par value $0.0001 per share (“Shares”), of Chelsea Therapeutics International, Ltd., a Delaware corporation, specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Tendered Shares:   ___________________________

Certificate No.(s) (if available): ___________________________
    (if your Shares are uncertificated, write the word “uncertificated” on this line)

Check box if Shares will be tendered by book-entry transfer: ☐

DTC Account Number: ___________________

Dated: ________________________________ , 2014

Name(s) of Record Holder(s):  _______________________________________________________

_________________________________________________________________________________

_________________________________________________________________________________

(Please type or print)

Address(es):  _____________________________________________________________________

_________________________________________________________________________________

_________________________________________________________________________________

(Zip Code)

Area Code and Tel. No.:  _________________________________________

(Daytime telephone number)

Signature(s):  _____________________________________________________________________

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, an Eligible Institution (as defined in Section 3 of the Offer to Purchase), hereby (i) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and (ii) guarantees delivery to the Depositary, at one of its addresses set forth above, within three NASDAQ Capital Market trading days after the date hereof, of (A) if the Shares being tendered are certificated, (1) the Letter of Transmittal, properly completed and duly executed, (2) share certificates evidencing such Shares, in proper form for transfer, and (3) any other documents required by the Letter of Transmittal, (B) if the Shares being tendered are uncertificated and held in book-entry form on the books of Chelsea’s transfer agent, (1) the Letter of Transmittal, properly completed and duly executed, and (2) any other documents required by the Letter of Transmittal and (C) if the Shares are being tendered by book-entry transfer, (1) a Book-Entry Confirmation (as defined in Section 2 of the Offer to Purchase), (2) the Letter of Transmittal, properly completed and duly executed, or an Agent’s Message (as defined in Section 2 of the Offer to Purchase) and (3) any other documents required by the Letter of Transmittal.

Name of Firm: __________________________	_______________________________________
(Authorized Signature)
Address: ______________________________	Name: ________________________________
_______________________________________	(Please type or print)
_______________________________________	Title: ________________________________
(Zip Code)
Area Code and Tel. No.: ___________________________	Date: ________________________________

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message and any certificates for Shares to the Depositary within the time period indicated above. Failure to do so could result in a financial loss to such Eligible Institution.

NOTE: DO NOT SEND CERTIFICATES EVIDENCING SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.